Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (File Nos. 033-62101 and 333-98327) on Forms S-8 of EACO Corporation of our report dated November 29, 2011, relating to our audits of the consolidated financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K of EACO Corporation for the year ended August 31, 2011.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California

November 29, 2011